Exhibit 99.1

Cambium Learning Group Reports Fourth Quarter 2016 Financial Results
Digital Segments Learning A-Z and ExploreLearning Record Double-Digit Full Year Top-Line Growth
2016 Net Income Improves by $11.8 Million, with Positive Impact from 2015 Debt Refinancing
Adjusted EBITDA and Cash Income Results Show Growth, Margins Expand
Company Makes Fourth Quarter Debt Prepayment of $25 Million

DALLAS—March 14, 2017—Cambium Learning® Group, Inc. (NASDAQ: ABCD, the “Company”), a leading educational solutions and services company committed to helping all students reach their full potential, announced today financial results for the year ended December 31, 2016.

“Our top-line growth in 2016 was more modest than we planned, but we nevertheless made strong progress on all aspects of our strategic plan that we fully expect to drive ongoing improvements in our financial results,” said John Campbell, Chief Executive Officer of Cambium Learning Group. “In 2016, on the strength of double-digit Bookings growth in our 100% digital segments, we were able to expand our profit margins, dollars, and free cash flow while we continued to make strategic investments in growth. We continued to revolutionize our business model and our role in the educational marketplace as technology-enabled Bookings increase as a percentage of our mix. Finally, we were able to further strengthen the company by prepaying a portion of our debt. We are excited by the progress we made in 2016, and remain confident that we are moving the company forward with solutions that leverage technology to dramatically improve the learning trajectory of every student we reach. We look forward to extending our educational impact and further growing our company in 2017.”
Financial Snapshot
For the year ended December 31, 2016, the Company reported the following financial results:

	Three Months Ended December 31,			Year Ended December 31,
(in millions)	2016	2015	$ Change	2016	2015	$ Change
GAAP net revenues	$37.5	$35.7	$1.8	$152.4	$144.9	$7.4
GAAP net income	2.9	(2.8)	5.7	10.4	(1.3)	11.8
Net income margin %	8%	(8)%		7%	(1)%
EBITDA	10.7	5.5	5.2	39.5	34.1	5.4
Adjusted EBITDA	11.9	9.6	2.4	42.8	38.5	4.3
Adjusted EBITDA margin %	32%	27%		28%	27%

Bookings	$34.6	$36.6	$(2.0)	$161.8	$159.1	$2.7
Cash income	6.3	5.8	0.5	31.8	29.7	2.1
Cash income margin %	18%	16%		20%	19%
Year Ended December 31, 2016 Financial Highlights

•
Generally Accepted Accounting Principles (GAAP) net revenues for the year ended December 31, 2016 increased by 5% to $152.4 million compared with $144.9 million in 2015. GAAP net revenues by segment for the year ended December 31, 2016 compared to prior year were as follows:

◦	Learning A-Z® – $66.0 million, increased $10.9 million or 20%

◦	Voyager Sopris Learning® – $62.6 million, decreased $(7.0) million or (10)%

◦	ExploreLearning® – $23.7 million, increased $3.6 million or 18%

•
Bookings for the year ended December 31, 2016 increased by 2% to $161.8 million compared with $159.1 million in 2015, with growth of $8.1 million at Learning A-Z and $5.1 million at ExploreLearning, partially offset by a Voyager Sopris Learning Bookings decline of $10.4 million.

•	Technology-enabled Bookings represented 73% of total 2016 Bookings compared with 67% of the 2015 Bookings, and grew 11% compared to 2015.

•	Net interest expense was $7.2 million for the year ended December 31, 2016, down $6.8 million from 2015 as a result of the debt refinancing completed in December 2015.

•
Net income was $10.4 million during the year ended December 31, 2016, up $11.8 million when compared to a net loss of $1.3 million during the year ended December 31, 2015. Adjusted EBITDA was $42.8 million, up $4.3 million from 2015. Both net income and Adjusted EBITDA reflect the increase in GAAP net revenues, partially absorbed by strategic investments into high-return, technology-enabled opportunities through segment-specific development, marketing, and sales programs to support full-year and long-term growth. Net income (loss) includes a loss on extinguishment of debt of $0.7 million in 2016 related to the prepayments of principal made in the fourth quarter 2016 and $4.0 million in 2015 related to the debt refinancing completed in December 2015.

•
At Voyager Sopris Learning, management made some tactical decisions in the third quarter to right-size costs and accelerate this segment’s transformation from slower-growing legacy products toward newer and technology-enabled solutions. As a result, net income for 2016 includes restructuring costs of $1.1 million, representing severance charges. These restructuring costs are excluded from Adjusted EBITDA and Cash Income.

•
Cash Income was $31.8 million, an increase of $2.1 million compared to $29.7 million reported in the year ended December 31, 2015. Capital expenditures reflect planned investments in product development and totaled $20.1 million in the year ended December 31, 2016 versus $19.9 million in the year ended December 31, 2015.

•
The Company had cash and cash equivalents of $4.9 million at December 31, 2016. For the year ended December 31, 2016, cash provided by operations was $44.5 million, cash used in investing activities was $20.1 million, and cash used in financing activities was $28.1 million. During the fourth quarter of 2016, the Company made voluntary debt prepayments totaling $25.0 million. At December 31, 2016, the principal amount of term loans outstanding was $76.2 million, and there were no borrowings outstanding under the Company's revolving credit facility.

Fourth Quarter 2016 Financial Highlights

•
GAAP net revenues for the fourth quarter of 2016 increased by 5% to $37.5 million compared with $35.7 million in the fourth quarter of 2015. GAAP net revenues by segment for the three months ended December 31, 2016, and the change from the same period of 2015, were as follows:

◦	Learning A-Z – $17.9 million, increased $2.7 million or 18%

◦	Voyager Sopris Learning – $13.3 million, decreased $(1.4) million or (10)%

◦	ExploreLearning – $6.2 million, increased $0.6 million or 10%

•	Bookings for the fourth quarter of 2016 decreased by 5% to $34.6 million compared with $36.6 million in the fourth quarter of 2015.

•
The Company reported a net income of $2.9 million during the fourth quarter of 2016 compared to a net loss of $2.8 million during the fourth quarter of 2015, an increase of $5.7 million. Adjusted EBITDA was $11.9 million, increasing $2.4 million from $9.6 million in 2015. Both net income and Adjusted EBITDA reflect the increase in GAAP net revenues, partially offset by strategic investments into high-return, technology-enabled opportunities through segment-specific development, marketing, and sales programs to support full-year and long-term growth. Net income (loss) includes a loss on extinguishment of debt of $0.7 million in the fourth quarter of 2016 related to the prepayments of principal made in the fourth quarter 2016 and $4.0 million in the fourth quarter of 2015 related to the debt refinancing completed in December 2015.

•	Net interest expense was $1.6 million for fourth quarter of 2016, down $1.5 million from the fourth quarter of 2015 as a result of the debt refinancing completed in December 2015.

•
Cash Income was $6.3 million, an increase of $0.5 million compared to Cash Income of $5.8 million in the fourth quarter of 2015. Capital expenditures totaled $3.9 million in the fourth quarter of 2016 versus $4.8 million in the fourth quarter of 2015.

Fiscal Year 2016 Segment Discussion
Net Revenues, Bookings, Net Income, and Cash Income changes by segment for the three months and year ended December 31, 2016, compared to the same period of 2015 were:

	Q4 - 2016 % Change				YTD - 2016 % Change
	Net Revenues	Bookings	Net Income	Cash Income	Net Revenues	Bookings	Net Income	Cash Income
Learning A-Z	18%	(5)%	26%	(1)%	20%	12%	18%	13%
Voyager Sopris Learning	(10)%	(24)%	1%	(55)%	(10)%	(14)%	(21)%	(37)%
ExploreLearning	10%	36%	(3)%	66%	18%	24%	22%	48%
Shared Services			24%	8%			16%	(5)%
Cambium Learning Group, Inc.	5%	(5)%	205%	8%	5%	2%	887%	7%
Bookings increased 2% for the year ended December 31, 2016 compared to 2015. By segment:

•	Learning A-Z reported Bookings growth of $8.1 million for the year ended December 31, 2016 compared to 2015, representing a double-digit year over year growth rate of 12%.

•
Voyager Sopris Learning reported a $10.4 million, or 14%, Bookings decrease for the year ended December 31, 2016 compared to 2015, with the segment’s newer, strategic product lines falling short of expectations and the segment’s legacy print and transactional solutions declining in line with expectations.

•
ExploreLearning reported Bookings growth of $5.1 million for the year ended December 31, 2016 compared to 2015. This represents growth of 24%, as ExploreLearning continued to show strong momentum in the Reflex® math product and in the Gizmos® online math and science simulations which were upgraded to HTML5 in early 2016.

2017 Outlook
Mr. Campbell concluded, “Having made important strategic and competitive steps forward in 2016, our focus for 2017 is to further strengthen our platform to achieve accelerated top-line growth, expanded Cash Income profitability and higher cash flow generation. We plan to continue to make investments in products, marketing and sales, and will fine-tune execution company-wide. As a result, we expect Bookings from our higher-margin technology-enabled solutions to approach 80% of our volume. We expect strong Bookings growth – at least 15% year over year – from our two 100% technology subscription businesses Learning A-Z and ExploreLearning. Our goal for Voyager Sopris Learning is to significantly slow the top-line decline in 2017 while the segment’s strategic growth products gain traction and the legacy products become a smaller part of the mix. We estimate a Bookings range in this segment from flat with 2016 at the top end to single digit percentage declines on the low end. Company-wide top-line growth, coupled with continued careful expense management, should drive expansion in our Cash Income, Adjusted EBITDA, and cash flow generation. Cambium Learning’s mission is to leverage technology to create solutions that are personalized, adaptive, scalable, and designed to achieve results in the classroom, and we are poised for a strong 2017.”
The Company expects 2017 company-wide Bookings growth to be in a range from 6% to low double-digit percentage growth, with most of the growth expected in the second half of the year during the Company’s seasonally strong periods. Cambium Learning Group’s business is highly seasonal, with Bookings historically peaking during the third quarter, which represents by far the preponderance of Bookings, revenue, and income each year.
The Company expects 2017 capital expenditures for product development to be roughly consistent with the $17.3 million expended in 2016 and 2017 general capital expenditures to be roughly consistent with the $2.7 million expended in 2016. The Company expects its 2017 Cash Income margin to grow between one and three percentage points compared to 2016, depending on top-line growth. The Company expects its 2017 Adjusted EBITDA margin to be roughly consistent with 2016.
Cambium Learning Group will refine its outlook as the year progresses to the more seasonably significant quarters.

Conference Call
Cambium Learning Group's management team will conduct a conference call at 9 a.m. EDT today (Tuesday, March 14, 2017) to discuss its financial results. Participants are encouraged to listen to the presentation via a live web broadcast at

www.cambiumlearning.com in the Investor Relations section. In addition, a live dial-in is available at 703.639.1224 or 844.707.0670, passcode #62458979.
A replay will be available at 404.537.3406 or 855.859.2056, passcode #62458979, until March 15, 2017.

Non-GAAP Financial Measures
EBITDA, Adjusted EBITDA, and Cash Income are not prepared in accordance with GAAP and may be different from similarly named, non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The Company believes these non-GAAP measures provide useful information to investors because they reflect the underlying performance of the ongoing operations of the Company and provide investors with a view of the Company’s operations from management’s perspective. Adjusted EBITDA and Cash Income remove significant restructuring, non-operational, or certain non-cash items from earnings. The Company uses Adjusted EBITDA and Cash Income to monitor and evaluate the operating performance of the Company and as the basis to set and measure progress toward performance targets. Further, the Cash Income measure directly affects compensation for employees and executives. The Company generally uses these non-GAAP measures as measures of operating performance and not as measures of the Company’s liquidity. The Company’s presentation of EBITDA, Adjusted EBITDA, and Cash Income should not be construed as an indication that our future results will be unaffected by unusual, non-operational, or non-cash items.
About Cambium Learning Group, Inc.
Cambium Learning® Group is a leading educational solutions and services company committed to helping all students reach their full potential. Cambium Learning accomplishes this goal by providing evidence-based solutions and expert professional services to empower educators and raise the achievement levels of all students. The company’s award-winning brands include: Learning A-Z® (www.learninga-z.com), ExploreLearning® (www.explorelearning.com), Kurzweil Education® (www.kurzweiledu.com), and Voyager Sopris Learning® (www.voyagersopris.com), which, together, provide breakthrough technology solutions for students and teachers—including best-in-class intervention and supplemental instructional programs; gold-standard professional development; valid and reliable assessments; and products that enable access to learning for all students. Cambium Learning Group, Inc. (NASDAQ: ABCD), is based in Dallas, Texas. For more information, visit www.cambiumlearning.com.

Media and Investor Contact:
Barbara Benson
Cambium Learning Group, Inc.
investorrelations@cambiumlearning.com

LHA
Jody Burfening/Carolyn Capaccio
212.838.3777
ccapaccio@lhai.com

Forward-Looking Statements
Some of the statements contained herein constitute forward-looking statements. These statements relate to future events, including the future financial performance of Cambium Learning Group, Inc., and involve known and unknown risks, uncertainties, and other factors that may cause the markets, actual results, levels of activity, performance, or achievements of Cambium Learning Group, Inc., to be materially different from any actual future results, levels of activity, performance, or achievements. These risks and other factors you should consider include, but are not limited to, the ability to successfully attract and retain a broad customer base for current and future products, changes in customer demands or industry standards, success of ongoing product development, maintaining acceptable margins, the ability to control costs, K-12 enrollment and demographic trends, the level of educational funding, the impact of federal, state, and local regulatory requirements on the business of the company, the loss of key personnel, the impact of competition, the uncertainty of general economic conditions and financial market performance, and those other risks and uncertainties listed under the heading “RISK FACTORS” in Cambium Learning Group, Inc.’s Form 10-K and other reports filed with the Securities and Exchange Commission. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,”

“anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “projects,” “intends,” “prospects,” or “priorities,” or the negative of such terms, or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. Cambium Learning Group, Inc., does not assume or undertake any obligation to update the information contained in this press release, and expressly disclaims any obligation to do so, whether as a result of new information, future events, or otherwise.

Cambium Learning Group, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands, except per share data)

	Year Ended December 31,
	2016	2015
Net revenues	$152,358	$144,920
Cost of revenues:
Cost of revenues	30,122	31,330
Amortization expense	18,142	17,370
Total cost of revenues	48,264	48,700
Research and development expense	12,865	10,924
Sales and marketing expense	47,238	44,088
General and administrative expense	21,062	20,098
Shipping and handling costs	912	1,056
Depreciation and amortization expense	3,406	3,868
Total costs and expenses	133,747	128,734
Income before interest, other income (expense) and income taxes	18,611	16,186
Net interest expense	(7,190)	(13,981)
Loss on extinguishment of debt	(698)	(4,016)
Other income, net	—	679
Income (loss) before income taxes	10,723	(1,132)
Income tax expense	(293)	(193)
Net income (loss)	$10,430	$(1,325)
Net income (loss) per common share:
Basic net income (loss) per common share	$0.23	$(0.03)
Diluted net income (loss) per common share	$0.22	$(0.03)
Average number of common shares and equivalents outstanding:
Basic	45,861	45,550
Diluted	47,217	45,550

Cambium Learning Group, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands, except per share data)

	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$4,930	$8,645
Accounts receivable, net	13,378	14,640
Inventory	2,864	4,694
Restricted assets, current	988	1,265
Other current assets	11,235	9,981
Total current assets	33,395	39,225
Property, equipment, and software at cost	62,885	55,824
Accumulated depreciation and amortization	(39,378)	(33,284)
Property, equipment, and software, net	23,507	22,540
Goodwill	47,842	47,842
Acquired curriculum and technology intangibles, net	1,266	2,731
Acquired publishing rights, net	585	1,459
Other intangible assets, net	2,150	3,231
Pre-publication costs, net	17,397	16,441
Restricted assets, less current portion	2,278	3,099
Other assets	3,520	4,817
Total assets	$131,940	$141,385

Cambium Learning Group, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands, except per share data)

	December 31,
	2016	2015
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$2,172	$1,993
Accrued expenses	11,720	14,224
Current portion of long-term debt	7,350	3,850
Deferred revenue, current	83,318	74,107
Total current liabilities	104,560	94,174
Long-term liabilities:
Long-term debt	67,130	97,872
Deferred revenue, less current portion	11,395	11,481
Other liabilities	10,117	12,027
Total long-term liabilities	88,642	121,380
Stockholders' equity (deficit):
Preferred Stock ($0.001 par value, 15,000 shares authorized, zero shares issued and outstanding at December 31, 2016 and 2015)	—	—
Common stock ($0.001 par value, 150,000 shares authorized, 52,738 and 52,268 shares issued, and 46,206 and 45,736 shares outstanding at December 31, 2016 and 2015, respectively)	53	52
Capital surplus	286,943	285,306
Accumulated deficit	(333,545)	(343,975)
Treasury stock at cost (6,532 shares at December 31, 2016 and 2015)	(12,784)	(12,784)
Accumulated other comprehensive loss:
Pension and postretirement plans	(1,929)	(2,768)
Accumulated other comprehensive loss	(1,929)	(2,768)
Total stockholders' equity (deficit)	(61,262)	(74,169)
Total liabilities and stockholders' equity (deficit)	$131,940	$141,385

Cambium Learning Group, Inc. and Subsidiaries
Reconciliation of Net Income to Adjusted EBITDA and Cash Income
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2016	2015	2016	2015
Net income (loss)	$2,940	$(2,799)	$10,430	$(1,325)
Reconciling items between net income and EBITDA:
Depreciation and amortization expense	6,071	5,532	21,548	21,238
Net interest expense	1,592	3,106	7,190	13,981
Income tax expense	87	(324)	293	193
Income from operations before interest, income taxes, and depreciation and amortization (EBITDA)	10,690	5,515	39,461	34,087
Non-operational or non-cash costs included in EBITDA but excluded from Adjusted EBITDA:
Other income, net	—	—	—	(679)
Loss on extinguishment of debt	698	4,016	698	4,016
Gain on capital lease disposal	—	(357)	—	(357)
Restructuring costs	173	—	1,103	—
Merger, acquisition and disposition activities	140	208	585	760
Stock-based compensation and expense	247	201	928	687
Adjusted EBITDA	11,948	9,583	42,775	38,514
Change in deferred revenues	(2,953)	1,393	9,125	14,391
Change in deferred costs	1,179	(342)	(62)	(3,257)
Capital expenditures	(3,883)	(4,830)	(20,054)	(19,937)
Cash income	$6,291	$5,804	$31,784	$29,711

Cambium Learning Group, Inc. and Subsidiaries
Reconciliation of Bookings to Net Revenues by Segment - 2016
(unaudited)

	Three Months Ended December 31, 2016
(in thousands)	Learning A-Z	Voyager Sopris Learning	ExploreLearning	Consolidated
Bookings	$18,427	$9,199	$7,009	$34,635
Change in deferred revenues	(303)	3,904	(648)	2,953
Other	(202)	215	(114)	(101)
Net revenues	$17,922	$13,318	$6,247	$37,487

	Year Ended December 31, 2016
(in thousands)	Learning A-Z	Voyager Sopris Learning	ExploreLearning	Consolidated
Bookings	$73,253	$62,488	$26,037	$161,778
Change in deferred revenues	(6,913)	164	(2,376)	(9,125)
Other	(291)	(82)	78	(295)
Net revenues	$66,049	$62,570	$23,739	$152,358

Reconciliation of Net Income to Adjusted EBITDA and Cash Income by Segment - 2016
(unaudited)

	Three Months Ended December 31, 2016
(in thousands)	Learning A-Z	Voyager Sopris Learning	Explore Learning	Other	Consolidated
Net income	$9,732	$2,815	$2,241	$(11,848)	$2,940
Reconciling items between net income and EBITDA:
Depreciation and amortization expense	—	—	—	6,071	6,071
Net interest expense	—	—	—	1,592	1,592
Income tax expense	—	—	—	87	87
Income from operations before interest, income taxes, and depreciation and amortization (EBITDA)	9,732	2,815	2,241	(4,098)	10,690
Non-operational or non-cash costs included in EBITDA but excluded from Adjusted EBITDA:
Loss on extinguishment of debt	—	—	—	698	698
Restructuring costs	—	173	—	—	173
Merger, acquisition and disposition activities	—	—	—	140	140
Stock-based compensation and expense	56	80	32	79	247
Adjusted EBITDA	9,788	3,068	2,273	(3,181)	11,948
Change in deferred revenues	303	(3,904)	648	—	(2,953)
Change in deferred costs	712	514	(47)	—	1,179
Adjusted EBITDA excluding effect of deferred revenues and deferred costs	10,803	(322)	2,874	(3,181)	10,174
Capital expenditures - pre-publication costs	(1,085)	(482)	(245)	—	(1,812)
Capital expenditures - software development costs	(589)	(839)	(358)	—	(1,786)
Capital expenditures - general expenditures	(75)	(110)	(69)	(31)	(285)
Cash income	$9,054	$(1,753)	$2,202	$(3,212)	$6,291

	Year Ended December 31, 2016
(in thousands)	Learning A-Z	Voyager Sopris Learning	Explore Learning	Other	Consolidated
Net income	$33,679	$12,545	$8,635	$(44,429)	$10,430
Reconciling items between net income and EBITDA:
Depreciation and amortization expense	—	—	—	21,548	21,548
Net interest expense	—	—	—	7,190	7,190
Income tax expense	—	—	—	293	293
Income from operations before interest, income taxes, and depreciation and amortization (EBITDA)	33,679	12,545	8,635	(15,398)	39,461
Non-operational or non-cash costs included in EBITDA but excluded from Adjusted EBITDA:
Loss on extinguishment of debt	—	—	—	698	698
Restructuring costs	—	1,103	—	—	1,103
Merger, acquisition and disposition activities	—	—	—	585	585
Stock-based compensation and expense	223	294	124	287	928
Adjusted EBITDA	33,902	13,942	8,759	(13,828)	42,775
Change in deferred revenues	6,913	(164)	2,376	—	9,125
Change in deferred costs	206	98	(366)	—	(62)
Adjusted EBITDA excluding effect of deferred revenues and deferred costs	41,021	13,876	10,769	(13,828)	51,838
Capital expenditures - pre-publication costs	(5,089)	(2,456)	(994)	—	(8,539)
Capital expenditures - software development costs	(2,403)	(4,966)	(1,433)	—	(8,802)
Capital expenditures - general expenditures	(1,027)	(566)	(419)	(701)	(2,713)
Cash income	$32,502	$5,888	$7,923	$(14,529)	$31,784
Deferred Revenue by Segment - 2016
(unaudited)

	December 31, 2016
(in thousands)	Learning A-Z	Voyager Sopris Learning	ExploreLearning	Consolidated
Deferred revenue, current	$48,479	$17,541	$17,298	$83,318
Deferred revenue, less current portion	5,085	4,106	2,204	11,395
Deferred revenue	$53,564	$21,647	$19,502	$94,713

Deferred Costs by Segment - 2016
(unaudited)

	December 31, 2016
(in thousands)	Learning A-Z	Voyager Sopris Learning	ExploreLearning	Consolidated
Deferred costs, current	$4,278	$2,728	$1,644	$8,650
Deferred costs, less current portion	448	747	210	1,405
Deferred costs	$4,726	$3,475	$1,854	$10,055

Cambium Learning Group, Inc. and Subsidiaries
Reconciliation of Bookings to Net Revenues by Segment - 2015
(unaudited)

	Three Months Ended December 31, 2015
(in thousands)	Learning A-Z	Voyager Sopris Learning	ExploreLearning	Consolidated
Bookings	$19,316	$12,159	$5,162	$36,637
Change in deferred revenues	(4,174)	2,316	465	(1,393)
Other	95	285	32	412
Net revenues	$15,237	$14,760	$5,659	$35,656

	Year Ended December 31, 2015
(in thousands)	Learning A-Z	Voyager Sopris Learning	ExploreLearning	Consolidated
Bookings	$65,167	$72,933	$20,982	$159,082
Change in deferred revenues	(10,079)	(3,488)	(824)	(14,391)
Other	79	146	4	229
Net revenues	$55,167	$69,591	$20,162	$144,920

Reconciliation of Net Income (Loss) to Adjusted EBITDA and Cash Income by Segment - 2015
(unaudited)

	Three Months Ended December 31, 2015
(in thousands)	Learning A-Z	Voyager Sopris Learning	Explore Learning	Other	Consolidated
Net income (loss)	$7,702	$2,797	$2,314	$(15,612)	$(2,799)
Reconciling items between net income and EBITDA:
Depreciation and amortization expense	—	—	—	5,532	5,532
Net interest expense	—	—	—	3,106	3,106
Income tax expense	—	—	—	(324)	(324)
Income from operations before interest, income taxes, and depreciation and amortization (EBITDA)	7,702	2,797	2,314	(7,298)	5,515
Non-operational or non-cash costs included in EBITDA but excluded from Adjusted EBITDA:
Loss on extinguishment of debt	—	—	—	4,016	4,016
Gain on capital lease disposal				(357)	(357)
Merger, acquisition and disposition activities	—	—	—	208	208
Stock-based compensation and expense	49	74	24	54	201
Adjusted EBITDA	7,751	2,871	2,338	(3,377)	9,583
Change in deferred revenues	4,174	(2,316)	(465)	—	1,393
Change in deferred costs	(714)	258	114	—	(342)
Adjusted EBITDA excluding effect of deferred revenues and deferred costs	11,211	813	1,987	(3,377)	10,634
Capital expenditures - pre-publication costs	(1,213)	(380)	(187)	—	(1,780)
Capital expenditures - software development costs	(574)	(1,280)	(441)	—	(2,295)
Capital expenditures - general expenditures	(310)	(283)	(33)	(129)	(755)
Cash income	$9,114	$(1,130)	$1,326	$(3,506)	$5,804

	Year Ended December 31, 2015
(in thousands)	Learning A-Z	Voyager Sopris Learning	Explore Learning	Other	Consolidated
Net income (loss)	$28,432	$15,895	$7,102	$(52,754)	$(1,325)
Reconciling items between net income and EBITDA:
Depreciation and amortization expense	—	—	—	21,238	21,238
Net interest expense	—	—	—	13,981	13,981
Income tax expense	—	—	—	193	193
Income from operations before interest, income taxes, and depreciation and amortization (EBITDA)	28,432	15,895	7,102	(17,342)	34,087
Non-operational or non-cash costs included in EBITDA but excluded from Adjusted EBITDA:
Other income, net	—	—	—	(679)	(679)
Loss on extinguishment of debt	—	—	—	4,016	4,016
Gain on capital lease disposal	—	—	—	(357)	(357)
Merger, acquisition and disposition activities	—	—	—	760	760
Stock-based compensation and expense	174	232	85	196	687
Adjusted EBITDA	28,606	16,127	7,187	(13,406)	38,514
Change in deferred revenues	10,079	3,488	824	—	14,391
Change in deferred costs	(1,789)	(1,409)	(59)	—	(3,257)
Adjusted EBITDA excluding effect of deferred revenues and deferred costs	36,896	18,206	7,952	(13,406)	49,648
Capital expenditures - pre-publication costs	(4,804)	(2,802)	(675)	—	(8,281)
Capital expenditures - software development costs	(2,095)	(5,225)	(1,659)	—	(8,979)
Capital expenditures - general expenditures	(1,171)	(785)	(258)	(463)	(2,677)
Cash income	$28,826	$9,394	$5,360	$(13,869)	$29,711